                             STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT, dated as of November 18, 1999 (this "Agreement"), among Forrest Acquisition Sub, Inc., a Delaware corporation ("Purchaser"), and Philip Environmental Services, Inc. (the "Stockholder").

                                   RECITALS:

     WHEREAS, concurrently, with the execution and delivery of this Agreement, Purchaser, Flowserve Corporation, a New York corporation ("Parent"), and Innovative Valve Technologies, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), which provides, among other things, for the acquisition of the Company by Parent by means of a cash tender offer (the "Offer") by Purchaser for all outstanding shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), including the associated preferred share purchase rights (the "Rights," and together with the Common Stock, the "Shares") and for the subsequent merger of Purchaser with and into the Company (the "Merger"), all on the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, the Stockholder has filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code with the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Purchaser have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement; and

     WHEREAS, the Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby prior to the date hereof; and

     WHEREAS, the current board of directors of the Stockholder has approved this Agreement and the transactions contemplated hereby prior to the date hereof;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Definitions. Terms used and not defined herein, but defined in the Merger Agreement, shall have the respective meanings ascribed to them in the Merger Agreement.

     2. Tender of Shares; Agreement to Sell; Consideration.

          (a) In order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholder hereby agrees that, unless the Company shall have terminated the Merger Agreement to accept a Superior Proposal and subject to the approval of the Bankruptcy Court to the extent necessary, it shall validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the tenth business day after commencement of the Offer (or if Bankruptcy Court approval of this Agreement pursuant to
     Section 3(e) is received or the Stockholder's plan of reorganization is confirmed by the Bankruptcy Court after such tenth business day, not later than the first business day after the earlier to occur of such approval or confirmation), the number of shares set forth opposite the Stockholder's name on Schedule I hereto (the "Existing Shares" and, together with any Shares acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, exercise of options, warrants or other rights to acquire Shares or in any other way, the "Stockholder Shares"), all of which are beneficially owned by the Stockholder. Unless the Company shall have terminated the Merger Agreement to accept a Superior Proposal and subject to the approval of the Bankruptcy Court to the extent necessary, if the Stockholder acquires beneficial ownership of Shares after the date hereof and prior to termination of this Agreement, the Stockholder shall tender such Shares on such tenth business day or, if later, on the second business day after such acquisition (or if Bankruptcy
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     Court approval of this Agreement pursuant to Section 3(e) is received or the Stockholder's plan of reorganization is confirmed after such tenth business day or such later date, not later than the first business day after the earlier to occur of such approval or confirmation).

          (b) Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable hereunder to the Stockholder such amounts as are required to be withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign tax law, as specified in the Offer Documents. To the extent that amounts are so withheld by Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder.

          (c) The Stockholder hereby permits Parent and Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) the Stockholder's identity and ownership of the Stockholder Shares and the nature of the Stockholder's commitments, arrangements and understandings under this Agreement.

          (d) Subject to paragraph 2(b) hereof, Purchaser shall purchase the Stockholder Shares for an aggregate price equal to the Offer Price multiplied by the number of Stockholder Shares and shall pay such amount as directed by Bankers Trust Company; provided, however, that this Agreement shall not be binding on the Stockholder unless the Offer Price shall equal or exceed $1.50 per share.

     3. Additional Agreements.

          (a) Except as otherwise contemplated by this Agreement, the Stockholder shall, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) all Shares then held of record or beneficially owned by the Stockholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof and (ii) against any proposal relating to an Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Annex A to the Merger Agreement or set forth in Article VI of the Merger Agreement not being fulfilled.

          (b) The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) offer to transfer (which term shall include, without limitation, any sale, tender, gift, pledge, assignment or other disposition), transfer or consent to any transfer of, any or all of the Stockholder Shares or any interest therein without the prior written consent of Purchaser, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer or any or all of the Stockholder Shares or any interest therein,
     (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Stockholder Shares, (iv) deposit the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Stockholder Shares or (v) take any other action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

          (c) Except as otherwise contemplated by this Agreement, the Stockholder hereby irrevocably grants to, and appoints, Purchaser and any designee of Purchaser, and each of them individually, the Stockholder's proxy and attorney-in-fact with full power of substitution, for and in the name, place and stead of the Stockholder, to vote the Stockholder Shares, or grant a consent or approval in respect of the Stockholder Shares, in the manner specified in Section 3(a). The Stockholder represents that any proxies heretofore given in respect of the Stockholder Shares are not irrevocable and that any such proxies are hereby revoked. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(c) is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, unless this Agreement is terminated under Section 6. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

          (d) Subject to Section 7, the Stockholder hereby agrees that the Stockholder shall not, directly or indirectly, encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries to, or otherwise take any other action to assist or facilitate, any Person or group (other than Parent or Purchaser or any affiliate or associate of Parent or Purchaser) concerning any Acquisition Proposal. Upon execution of this Agreement, the Stockholder will immediately cease any existing activities, discussions or negotiations conducted heretofore with respect to any Acquisition Proposal. The Stockholder will immediately communicate to Purchaser the terms of any Acquisition Proposal (or any discussion, negotiation or inquiry with respect thereto) and the identity of the Person making such Proposal or inquiry which it may receive.

          (e) The Stockholder hereby covenants and agrees that as soon as practicable following public announcement by Parent of the execution of the Merger Agreement, it will file, or cause to be filed, a petition with the Bankruptcy Court requesting the approval of this Agreement and the transactions contemplated hereby. The Stockholder shall deliver a copy of such petition to Purchaser's counsel for review at least two business days prior to such filing and shall promptly notify Purchaser of any action taken by the Bankruptcy Court with respect to the approval of this Agreement or the confirmation of a plan of reorganization regarding the Stockholder.

          (f) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (g) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

          (h) The Stockholder shall use its best efforts to secure the Agent's Consent (as defined) as soon as practicable and, upon receipt thereof, shall deliver a copy of same to Purchaser.

     4. Representations and Warranties of each Stockholder. The Stockholder hereby represents and warrants to Purchaser as follows:

          (a) The Stockholder is the record and beneficial owner of the Existing Shares set forth opposite its name on Schedule I. The Existing Shares constitute all of the Shares owned of record or beneficially owned by the Stockholder on the date hereof. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power to demand and waive appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to (i) applicable securities laws, (ii) the terms of this Agreement, and (iii) the earlier to occur of the approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court and the confirmation of the Stockholder's plan of reorganization by the Bankruptcy Court.

          (b) The Stockholder has the power and authority to enter into and perform all of the Stockholder's obligations under this Agreement, subject to the earlier to occur of the approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court and the confirmation of the Stockholder's plan of reorganization by the Bankruptcy Court and further subject to the receipt by the Stockholder of a

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

     consent from the agent bank on behalf of the lending banks to the Stockholder under the Stockholder's principal bank credit arrangement (the "Agent's Consent"). This Agreement has been duly and validly executed and delivered by the Stockholder and, subject to the earlier to occur of the approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court and the confirmation of the Stockholder's plan or reorganization by the Bankruptcy Court and further subject to the receipt by the Stockholder of the Agent's Consent, constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, other than the earlier to occur of the approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court and the confirmation of the Stockholder's plan of reorganization by the Bankruptcy Court.

          (c) Except for filings under the HSR Act and the Exchange Act, and subject to the earlier to occur of the approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court and the confirmation of the Stockholder's plan of reorganization by the Bankruptcy Court and further subject to the receipt by the Stockholder of the Agent's Consent, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by the Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the compliance by the Stockholder with the provisions hereof, and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof, shall (A) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which the Stockholder is a party or by which it or any of its properties or assets may be bound or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of its properties or assets.

          (d) Upon the payment by Purchaser of the Offer Price per share for the Stockholder Shares as directed by Bankers Trust Company, the transfer by the Stockholder of the Stockholder Shares to Purchaser in the Offer or hereunder shall pass to and unconditionally vest in Purchaser good and valid title to all Stockholder Shares, free and clear of all liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, subject to the earlier to occur of the approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court and the confirmation of the Stockholder's plan of reorganization by the Bankruptcy Court.

          (e) No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          (f) The required number of the Stockholder's lenders have executed a resolution authorizing the Stockholder to enter into the transactions contemplated by this Agreement.

     5. Stop Transfer. The Stockholder shall request that the Company not register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder Shares, unless such transfer is made in compliance with this Agreement.

     6. Termination. This Agreement shall terminate upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement (unless, in the case of this clause (b), Parent is or may be entitled to

                                        4
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receive a Termination Fee under the Merger Agreement following such termination or prior to such termination the Stockholder has breached in any material respect Section 2(a), 3(a), 3(b) or 3(d)).

     7. No Limitation. Notwithstanding any other provision hereof, nothing in this Agreement shall be construed to prohibit the Stockholder, or any officer or affiliate of the Stockholder who is or has designated a member of the Board of Directors of the Company, from taking any action solely in his or her capacity as a member of the Board of Directors of the Company or from exercising his or her fiduciary duties as a member of such Board of Directors to the extent specifically permitted by the Merger Agreement.

     8. Stockholder's Fiduciary Obligation. Notwithstanding anything contained herein to the contrary, Stockholder shall have the right to take or refrain from taking any such acts as it shall have reasonably determined are necessary to fulfill its fiduciary obligations as a debtor and debtor in possession, including, but not limited to, the right to withdraw the Shares tendered pursuant to the Offer and to entertain and, if appropriate, accept any higher and better offers to purchase the Shares, and Stockholder shall not be deemed to be in breach of any provision of this Agreement as a result of taking any such action or refraining from taking any such action, provided that Stockholder shall furnish Purchaser with written notice of the terms of any competing offer to purchase the Shares and shall provide Purchaser a reasonable opportunity to match any such competing offer.

     9. Miscellaneous.

          (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Stockholder (in the case of any assignment by Purchaser) or Purchaser (in the case of an assignment by the Stockholder), provided that Purchaser may assign its rights and obligations hereunder to Parent or any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Purchaser of its obligations hereunder.

          (c) Without limiting any other rights Purchaser may have hereunder in respect of any transfer of Shares, the Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors.

          (d) This Agreement may not be amended, changed, supplemented or otherwise modified with respect to the Stockholder except by an instrument in writing signed on behalf of such Stockholder and Purchaser.

          (e) All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery or by facsimile transmission with confirmation of receipt, as follows:

        If to the Stockholder:

        At the address and facsimile number set forth on Schedule I hereto.

        With a copy to:

        Skadden, Arps, Slate, Meagher & Flom
        333 West Wacker Drive
        Chicago, Illinois 60606-1285
        (312) 407-0411 (facsimile)
        Attn: J. Gregory St. Clair

        If to Parent or Purchaser:

        Flowserve Corporation
        222 W. Las Colinas Blvd., Suite 1500
        Irving, Texas 75039
        (972) 443-6843 (facsimile)
        Attention: Ronald Shuff

        With a copy to:

        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
        1700 Pacific Avenue, Suite 4100
        Dallas, Texas 75201
        (214) 969-4343 (facsimile)
        Attention: Ford Lacy, P.C.

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (h) The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy to demand such compliance.

          (i) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          (j) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

          (k) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (A) consents to submit itself to the personal jurisdiction of any state or Federal court located in the state of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated by this Agreement, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (C) agrees that it will not bring any action relating to this Agreement or any transaction contemplated by this Agreement in any court other than any such court. The parties irrevocably and
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

     unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or Federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          (l) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (m) This Agreement may be executed in counterparts (by fax or otherwise), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

          (n) Except as otherwise provided herein, each party shall pay its, his or her own expenses incurred in connection with this Agreement.

          (o) The obligations of the Stockholder hereunder are subject to the Stockholder's receipt of the Agent's Consent.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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

     IN WITNESS WHEREOF, Purchaser and the Stockholders have caused this Agreement to be duly executed in multiple counterparts as of the day and year first above written.

                                            FORREST ACQUISITION SUB, INC.

                                            By:     /s/ RONALD F. SHUFF
                                              ----------------------------------
                                            Name: Ronald F. Shuff
                                            Title: Secretary and Treasurer

                                            STOCKHOLDER

                                            PHILIP ENVIRONMENTAL SERVICES, INC.

                                            By:       /s/ COLIN SOULE
                                              ----------------------------------
                                            Name: Colin Soule
                                            Title: Secretary

                                   SCHEDULE I

NAME, FACSIMILE NUMBER AND                                    NUMBER OF SHARES OF COMMON STOCK
ADDRESS OF STOCKHOLDER                                               BENEFICIALLY OWNED
--------------------------                                    --------------------------------
Philip Environmental Services, Inc.                                       154,958
5151 San Felipe, Suite 1600
Houston, Texas 77056